UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 25, 2012

NEULION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-53620	98-0469479
(Commission File Number)	(IRS Employer Identification No.)

1600 Old Country Road, Plainview, NY	11803
(Address of Principal Executive Offices)	(Zip Code)

(516) 622-8300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On September 25, 2012, NeuLion, Inc. (the “Company”) entered into (i) individual Subscription Agreements (the “Subscription Agreements”) with certain accredited investors (the “Purchasers”) pursuant to which the Company sold to the Purchasers an aggregate of 22,782,674 units at CDN$0.20 each (the “Units”), with each Unit consisting of one share of common stock, par value US$0.01, of the Company (“Common Stock”) and one-half of one common stock purchase warrant (“Warrant”) and each full Warrant entitling the holder thereof to purchase one share of Common Stock at US$0.30 for thirty (30) months following closing (the “Offering”) and (ii) a convertible note exercisable upon stockholder approval for Units in the amount of CDN$533,100 (“Convertible Note”), for aggregate gross proceeds of approximately CDN$5,089,635.

Charles B. Wang, the Chairman of the Company and G. Scott Paterson, the Vice Chairman of the Company, participated in the Offering.  Mr. Wang originally committed to purchase CDN$1 million of Units, but due to oversubscription instead purchased 2,334,500 Units for CDN$466,900 and loaned the Company CDN$533,100 (evidenced by the Convertible Note) that, upon receipt of stockholder approval, shall be convertible to purchase 2,665,500 Units. If shareholder approval is not received, all principal and interest (calculated (but not compounded) daily and payable in arrears at a rate of 6% per annum) will be paid on the maturity date, September 25, 2013. Mr. Paterson purchased 1,745,000 Units for CDN$349,000.

D&D Securities Inc. (the “Broker”) served as the agent for a portion of the Offering. In consideration for services rendered as the Broker in the Offering, the Company agreed to (i) pay the Broker a cash commission equal to CDN$299,251, (ii) issue to the Broker a certificate to purchase up to 748,127 broker warrants (“Broker Warrants”) and (iii) reimburse the Broker for its reasonable costs, fees and expenses incurred in connection with the performance of its obligations pursuant to the Offering, including reasonable legal fees (subject to a cap of CDN$25,000) and disbursements.  Each Broker Warrant is exercisable for one Unit at an exercise price of US$0.21 per warrant (“Broker Unit”) at any time prior to the thirty (30) month anniversary of the closing date of the Offering. Each Broker Unit consists of one share of Common Stock and one-half of a Warrant, and each full Warrant entitles the holder thereof to purchase one share of Common Stock at US$0.30 for thirty (30) months following the closing date of the Offering.

The net proceeds of over CDN$4,750,000 from the Offering will be used by the Company for general working capital purposes.

The foregoing descriptions of the Subscription Agreements, the Convertible Note, the Warrants, the Broker Warrants and the warrants underlying the Broker Units do not purport to be complete and are qualified in their entireties by reference to the full text of such documents, which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Offering described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated into this Item 3.02 by reference, on September 25, 2012, the Company offered and sold the Units to “accredited investors” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and in reliance on the exemption from registration afforded by Regulation D (Rule 506) and Regulation S (Rule 903) under the Securities Act. 3,009,500 Units were sold pursuant to Regulation D and 19,773,174 Units were sold pursuant to Regulation S.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description
4.1	Form of Warrant
4.2	Warrant Certificate, dated September 25, 2012, issued to D&D Securities
4.3	Convertible Note, dated September 25, 2012, in favor of Charles B. Wang
10.1	Form of Subscription Agreement (U.S. Subscribers - Non-Brokered)
10.2	Form of Subscription Agreement (Canadian Subscribers - Brokered)
10.3	Form of Subscriptions Agreement (Canadian Subscribers - Non-Brokered)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEULION, INC.

Date: September 28, 2012	By:	/s/ Roy E. Reichbach
		Name:	Roy E. Reichbach
		Title:	General Counsel and Corporate Secretary